CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Artistry Publications, Inc. (the “Company”) on Form 10-QSB for the period ending November 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Helen Schwartz, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-QSB for the period ending November 30, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the period ending November 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of Artistry Publications, Inc.

Dated: January 18, 2008

By: /s/ Helen Schwartz
Helen Schwartz
Chief Executive Officer,
Chief Financial Officer